UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

SCHEDULE 14A

________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
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IDT Corporation

(Name of Registrant as Specified In Its Charter)

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IDT CORPORATION
520 Broad Street
Newark, New Jersey 07102
(973) 438-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:30 a.m., local time, on Wednesday, December 16, 2020
PLACE:	Offices of IDT Corporation, 520 Broad Street, Newark, New Jersey 07102
ITEMS OF BUSINESS:	1.	To elect five directors, each for a term of one year.
	2.	To transact other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
RECORD DATE:	You can vote if you were a stockholder of record as of the close of business on October 21, 2020.
PROXY VOTING:	You can vote either in person at the Annual Meeting or by proxy without attending the meeting. See details under the heading “How do I Vote?”
ANNUAL MEETING IN-PERSON ADMISSION:

If you are a stockholder of record as of October 21, 2020, a form of personal photo identification must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of October 21, 2020 with you to the Annual Meeting, as well as a form of personal photo identification.

The Company requests that any stockholder seeking to attend the Annual Meeting in person first email the Company’s investor relations department at invest@idt.net to RSVP.

ANNUAL MEETING TELEPHONIC ATTENDANCE:

If you are a stockholder of record or your shares are held in the name of a bank, broker or other holder of record as of October 21, 2020 and you want to attend the Annual Meeting via telephonic conference, you may email proof of ownership to the Company’s investor relations department at invest@idt.net to request a listen-only dial-in telephone number to attend the Annual Meeting.

ANNUAL MEETING DIRECTIONS:	You may request directions to the annual meeting via email at invest@idt.net or by calling IDT Investor Relations at (973) 438-3838.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE IDT CORPORATION STOCKHOLDERS MEETING TO BE HELD ON DECEMBER 16, 2020:

The Notice of Annual Meeting and Proxy Statement and the 2020 Annual Report are available at:

www.idt.net/ir

BY ORDER OF THE BOARD OF DIRECTORS

Joyce J. Mason Executive Vice President, General Counsel and Corporate Secretary

Newark, New Jersey
October 30, 2020

IDT CORPORATION

520 Broad Street
Newark, New Jersey 07102
(973) 438-1000

________________________

PROXY STATEMENT

________________________

GENERAL INFORMATION

Introduction

This Proxy Statement is being furnished to the stockholders of record of IDT Corporation, a Delaware corporation (the “Company” or “IDT”) as of the close of business on October 21, 2020, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, December 16, 2020 at 10:30 a.m., local time, at the offices of IDT, 520 Broad Street, Newark, New Jersey 07102. The shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and Class B common stock, par value $0.01 per share (“Class B Common Stock”), present at the Annual Meeting or represented by the proxies received by Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on or about November 9, 2020.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company’s Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business in New York, NY on October 21, 2020 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 25,475,858 shares outstanding and entitled to vote at the Annual Meeting, consisting of 1,574,326 shares of Class A Common Stock and 23,901,532 shares of Class B Common Stock. The remaining shares issued, consisting of 1,698,000 shares of Class A Common Stock and 2,080,969 shares of Class B Common Stock, are beneficially owned by the Company, and are not entitled to vote or to be counted as present at the Annual Meeting for purposes of determining whether a quorum is present. The shares of stock owned by the Company will not be deemed to be outstanding for determining whether a majority of the votes cast have voted in favor of any proposal.

Stockholders are entitled to three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock held by them. The holders of Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders. There are no dissenters’ rights of appraisal in connection with any proposal.

How do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the meeting.

Beneficial holders of the Class A Common Stock and Class B Common Stock as of the Record Date whose stock is held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Annual Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are two convenient methods for holders of record to direct their vote by proxy without attending the Annual Meeting: on the Internet or by mail. To vote by Internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Annual Meeting and voting by ballot.

All shares for which a proxy has been duly executed and delivered (by Internet or mail) and not properly revoked prior to the meeting will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the Securities and Exchange Commission (or “SEC”), the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering to the Company (to the attention of Joyce J. Mason, Esq., Executive Vice President, General Counsel and Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by Internet or mail, or by attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Meeting.

Quorum and Vote Required

The presence at the Annual Meeting of a majority of the voting power of the outstanding Class A Common Stock and Class B Common Stock (voting together, but excluding the shares owned by the Company), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the voting power present (in person or by proxy) at the Annual Meeting and casting a vote on a Proposal will be required for the approval of the election of any director (Proposal No. 1). Abstentions are not counted as votes “for” or “against” a nominee or any of these proposals.

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange.

If you are a beneficial owner whose shares are held of record by a broker, your broker does not have discretionary authority to vote on the election of directors (Proposal No. 1), or on any stockholder proposal or other matter raised at the Annual Meeting without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report and Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Esq., Corporate Secretary, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-1000, and we will promptly forward to such stockholder a separate Annual Report and/or Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

References to Fiscal Years

The Company’s fiscal year ends on July 31 of each calendar year. Each reference to a fiscal year refers to the fiscal year ending in the calendar year indicated (e.g., Fiscal 2020 refers to the Fiscal Year ended July 31, 2020).

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the corporate governance-related listing requirements of the New York Stock Exchange.

In accordance with Sections 303A.09 and 303A.10 of the New York Stock Exchange Listed Company Manual, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Governance section of our website at https://www.idt.net/investors-and-media-reports#governance and which also are available in print to any stockholder upon written request to the Corporate Secretary.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance section of our website at https://www.idt.net/investors-and-media-reports#governance. For a director to be considered independent, the Board of Directors must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange definitions of independent. The Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. In addition to considering all relevant information available to it, the Board of Directors uses the following categorical Independent Director Qualification Standards in determining the “independence” of its directors:

1.     During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2.     During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.     (a) The director shall not be a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director shall not have an immediate family member who is a current partner of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm and personally works on the Company’s audit, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4.     Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5.     The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three Fiscal Years, exceeds the greater of (a) $1 million or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance Committee will review the materiality of such relationship to tax exempt organizations to determine if such director qualifies as independent.

In addition, all members of the Company’s Audit Committee must meet the independence requirements of Section 2014.10A-3 of the Securities Exchange Act of 1934.

Based on the review and recommendation of the Corporate Governance Committee, the Board of Directors has determined that each of Michael Chenkin, Eric F. Cosentino, and Judah Schorr is independent in accordance with the Corporate Governance Guidelines and Section 2014.10A-3 of the Securities Exchange Act of 1934and, thus, that a majority of the current Board of Directors, a majority of the director nominees, and each member or nominee intended to become a member of the Audit, Compensation. Corporate Governance and Nominating Committees is independent. As used herein, the term “non-employee director” shall mean any director who is not an employee or consultant of the Company. Therefore, neither Howard S. Jonas nor Bill Pereira is a non-employee director. None of the non-employee directors had any relationships with the Company that the Corporate Governance Committee was required to consider when reviewing independence.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. Under “Proposal No. 1 — Election of Directors” below, we provide an overview of each nominee’s experience, qualifications, attributes and skills, including as to personal factors of nominees and the diverse perspectives that nominees may bring to their service on the Board, that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a director.

Director Communications

Stockholders and other interested parties may communicate with: (i) the Board of Directors, by contacting the Chairman of the Board; (ii) the non-employee directors, by contacting the Lead Independent Director (currently Eric F. Cosentino); and (iii) the Audit, Compensation, Corporate Governance or Nominating Committees of the Board of Directors, by contacting the respective chairmen of such committees. All communications should be in writing, should indicate in the address whether the communication is intended for the Lead Independent Director, the Chairman of the Board, or a Committee Chairman, and should be directed care of IDT Corporation’s Corporate Secretary, Joyce J. Mason, Esq., Stockholder Communications, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102.

The Corporate Secretary will relay correspondence (i) intended for the Board of Directors, to the Chairman of the Board, who will, in turn, relay such correspondence to the entire Board of Directors, (ii) intended for the non-employee directors, to the Lead Independent Director, and (iii) intended for the Audit, Compensation, and Corporate Governance Committees, to the Chairmen of such committees.

The Corporate Secretary may filter out and disregard or re-direct (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that falls into any of the following categories:

•        Obscene materials;

•        Unsolicited marketing or advertising material or mass mailings;

•        Unsolicited newsletters, newspapers, magazines, books and publications;

•        Surveys and questionnaires;

•      Resumes and other forms of job inquiries;

•      Requests for business contacts or referrals;

•        Material that is threatening or illegal; or

•        Any communications or materials that are not in writing.

In addition, the Corporate Secretary may handle in her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

•        Routine questions, service and product complaints and comments that can be appropriately addressed by management; and

•        Routine invoices, bills, account statements and related communications that can be appropriately addressed by management.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Board of Directors held seven meetings in Fiscal 2020. In Fiscal 2020, each of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of regularly scheduled meetings of the Board of Directors and (ii) the total number of regularly scheduled meetings held by all committees of the Board of Directors on which each such director served.

Directors are encouraged to attend the Company’s annual meeting of stockholders, and the Company generally schedules a meeting of the Board of Directors on the same date and at the same place as the annual meeting of stockholders to encourage director attendance. All of the current members of the Board of Directors attended the 2019 annual meeting of stockholders in person.

Board of Directors Leadership Structure and Risk Oversight Role

Howard S. Jonas has served as Chairman of the Board since the Company’s inception. From October 2009 through December 2013, he also served as Chief Executive Officer. On January 1, 2014, Shmuel Jonas, who served as the Company’s Chief Operating Officer from June 2010 through December 2013, was elected as Chief Executive Officer of the Company. Howard S. Jonas is Chairman of the Board and provides overall leadership to the Board of Directors in its oversight function. The risk management and oversight roles of the Audit, Compensation, Corporate Governance and Nominating Committees discussed below, which are comprised solely of independent directors, provide an appropriate and effective balance to the Chairman of the Board role.

The Company’s Seventh Amended and Restated By-Laws enable the Board of Directors to appoint an ex-officio (non-voting) director to serve on the Board. On October 28, 2020, the Board of Directors named Howard S. Jonas an ex-officio (non-voting) member of the Board of Directors contingent upon all five director nominees being elected to the Board at the Annual Meeting

The Board of Directors selects the Chairman of the Board at the annual meeting of the Board, which occurs promptly after the Annual Meeting. The Chairman of the Board can be a voting or ex-officio (non-voting) member of the Board of Directors.

Section 303A.03 of the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Guidelines require that the independent directors of the Company meet without management at regularly scheduled executive sessions. These executive sessions are held at every regularly scheduled meeting of the Board of Directors. Eric F. Cosentino, an independent director and the “Lead Independent Director,” serves as the presiding director of these executive sessions and has served in that capacity since December 17, 2009. The Board of Directors determined that the role of Lead Independent Director is important to maintain a well-functioning Board of Directors that objectively assesses management’s proposals.

The Board of Directors and each of its committees conduct annual self-assessments in executive sessions to review and monitor their respective continued effectiveness.

The Board of Directors as a whole, and through its committees, has responsibility for the oversight of risk management, including the review of the policies with respect to risk management and risk assessment. With the oversight of the full Board of Directors, the Company’s senior management is responsible for the day-to-day management of the material risks the Company faces. The Board of Directors is required to satisfy itself that the risk management process implemented by management is adequate and functioning as designed.

Each of the Audit, Compensation and Corporate Governance Committees oversees certain aspects of risk management and reports its respective findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations, and security risks, generally. The Compensation Committee oversees risks related to compensation policies and practices. The Corporate Governance Committee oversees our Corporate Governance Guidelines and governance-related risks, such as board independence, as well as senior management succession planning.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee.

The Audit Committee

The Audit Committee is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://www.idt.net/investors-and-media-reports#governance, and is also available in print to any stockholder upon request to the Corporate Secretary. The Audit Committee consists of Messrs. Chenkin (Chairman), Cosentino and Schorr. The Audit Committee held seven meetings during Fiscal 2020. The Board of Directors has determined that (i) all of the members of the Audit Committee are independent within the meaning of the Section 303A.07(b) and Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b) under the Securities Exchange Act of 1934, (ii) all of the members of the Audit Committee are financially literate and (iii) that Mr. Chenkin qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation arrangements for the executive officers of the Company, evaluating the performance of executive officers, administering the 2015 Stock Option and Incentive Plan, as amended and restated (the “2015 Plan”), and its predecessor, the 2005 Stock Option and Incentive Plan, as amended and restated (the “2005 Plan”), and recommending to the Board of Directors the compensation for Board members, such as retainers, committee and other fees, stock options, restricted stock, deferred stock units and other stock awards, and other similar compensation as deemed appropriate. The Compensation Committee confers with the Company’s executive officers when making the above determinations. The Compensation Committee currently consists of Messrs. Cosentino (Chairman), Chenkin and Schorr. The Compensation Committee held six meetings during Fiscal 2020. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://www.idt.net/investors-and-media-reports#governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

The Compensation Committee adopts goals and objectives for the fiscal year to be used as a guide when determining annual bonus payments to executive officers after the end of the fiscal year. Such goals may be Company-wide or targeted at specific segments, business units or corporate departments. The Compensation Committee reviews the performance of the Company relative to those goals and objectives, and the contribution of each executive officer to such performance at the end of the fiscal year and considers them as some of the factors when determining the amounts of annual bonuses to be awarded to executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee have served as an officer or employee of the Company or have any relationship with the Company that is required to be disclosed under the heading “Related Person Transactions.” No executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

The Corporate Governance Committee

The Corporate Governance Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of interest of independent directors, (iii) reviews and monitors related person transactions, (iv) oversees the annual self-evaluations of the Board of Directors, the Audit Committee, the Corporate Governance Committee and the Compensation Committee and (v) reviews and determines director independence, and makes recommendations to the Board of Directors regarding director independence. The Corporate Governance Committee currently consists of Messrs. Cosentino (Chairman), Chenkin and Schorr. The Corporate Governance Committee held four meetings in Fiscal 2020. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://www.idt.net/investors-and-media-reports#governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Corporate Governance Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

The Nominating Committee

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. A summary of new director qualifications can be found under the heading “Director Selection Process.” The Nominating Committee currently consists of Eric F. Cosentino (Chairman) and Judah Schorr. The Board of Directors has determined that both of the members of the Nominating Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://www.idt.net/investors-and-media-reports#governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Nominating Committee held one meeting in Fiscal 2020.

FISCAL 2020 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for Fiscal 2020 was comprised of equity compensation, consisting of awards of restricted shares of Class B Common Stock, and cash compensation.

Director Equity Grants

During Fiscal 2020, pursuant to the 2015 Plan, each non-employee director of the Company received, on January 6, 2020, an automatic grant of 7,008 restricted shares of Class B Common Stock, which vested in full immediately upon grant, which had a value of $50,002 based on the average of the high and the low stock trading price of Class B Common Stock on the business day immediately prior to the applicable grant date. A new non-employee director who becomes a member of the Board of Directors during the course of the calendar year receives an automatic grant on the date that he or she becomes a director in the amount specified above, pro-rated based on the calendar quarter of the year in which such person became a director. The stock is granted on a going-forward basis, before the director completes his or her service for the calendar year. All such grants of stock to non-employee directors are subject to certain terms and conditions described in the 2015 Plan.

Director Board Retainers

Each non-employee director of the Company receives an annual cash retainer of $50,000. Such retainer is paid in equal quarterly payments provided the non-employee director attended at least 75% of the regularly scheduled meetings of the Board of Directors that quarter. The annual cash retainer is pro-rated (by calendar quarter based on the calendar quarter when service on the Board of Directors began or ended) for non-employee directors who join the Board of Directors or depart from the Board of Directors during the calendar year, if such director attended 75% of the applicable board meetings for such quarter. The Company’s Chief Executive Officer may, in his discretion, waive the requirement of 75% attendance by a director to receive the retainer in the case of mitigating circumstances.

Committee Fees

Directors do not receive fees for committee service.

Lead Independent Director

The Lead Independent Director receives an additional annual cash retainer of $50,000, paid in equal quarterly amounts upon the completion of each quarter of service. Eric F. Cosentino has served as the Lead Independent Director since December 17, 2009.

Fiscal 2020 Director Compensation Table

The following table lists Fiscal 2020 compensation for any person who served as a non-employee director during Fiscal 2020. This table does not include compensation to Howard S. Jonas or Bill Pereira, as they are not non-employee directors and do not receive any compensation for their service as directors.

Name	Dates of Board Service During Fiscal 2020	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Michael Chenkin	08/01/2019–07/31/2020	50,000(1)	50,002(3)	0	100,002
Eric F. Cosentino	08/01/2019–07/31/2020	100,000(2)	50,002(3)	0	150,002
Judah Schorr	08/01/2019–07/31/2020	50,000(1)	50,002(3)	0	100,002

(1)       Represents the annual Board of Directors retainer earned in Fiscal 2020.

(2)       Consists of (a) $50,000, which represents the annual Board of Directors retainer earned in Fiscal 2020 and (b) $50,000, which represents the Lead Independent Director Fee earned in Fiscal 2020.

(3)       Represents the grant date fair value of an award of 7,008 restricted shares of Class B Common Stock on January 6, 2020 computed in accordance with FASB ASC Topic 718.

As of July 31, 2020, non-employee directors held the following shares of Class B Common Stock granted for their service as directors. Non-employee directors did not hold any options to purchase shares of the Company’s capital stock as of July 31, 2020.

Name	Class B Common Stock
Michael Chenkin	33,091
Eric F. Cosentino	2,308
Judah Schorr	61,963

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

The Board of Directors has adopted a Statement of Policy with respect to Related Person Transactions, which is administered by the Corporate Governance Committee. This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. The policy also covers transactions which, despite not meeting all of the criteria set forth above, would otherwise be considered material to investors based on qualitative factors, as determined by the Corporate Governance Committee with input from the Company’s management and advisors. Transactions that fall within the definition are considered by the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee will decide whether or not to approve such transactions and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this policy, the matter will be referred to the Corporate Governance Committee at its next regularly scheduled meeting. The Corporate Governance Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following ongoing Related Person Transactions were approved in accordance with the policy described above: There is a father/son relationship between Howard S. Jonas, Chairman of the Board, and Shmuel Jonas, Chief Executive Officer.

Trusts for the benefit of Howard S. Jonas’ nine children, if aggregated together, own a controlling interest in the Company. Howard S. Jonas’ and Shmuel Jonas’ total compensation during Fiscal 2020 are set forth in the Summary Compensation Table of this Proxy Statement.

There is a brother/sister relationship between Howard S. Jonas and Joyce J. Mason, General Counsel, Corporate Secretary and Executive Vice President. Howard S. Jonas’ total compensation during Fiscal 2020 is set forth in the Summary Compensation Table. Joyce Mason’s total compensation during Fiscal 2020 was $367,000.

On October 28, 2011, the Company spun off its subsidiary, Genie Energy Ltd. (“Genie”). In connection with the spin-off, the Company and Genie entered into a Transition Services Agreement, dated October 28, 2011 (the “Genie TSA”), pursuant to which the Company provides certain services to Genie, for which Howard S. Jonas serves as the Chairman of the Board, and for which Michael Stein, his son-in-law, is the Chief Executive Officer. Trusts for the benefit of Howard Jonas’ nine children, if aggregated together, own a controlling interest in the Company and in Genie. The services under the Genie TSA include, but are not limited to, services relating to human resources, employee benefits administration, finance, accounting, tax, facilities, investor relations and legal. Furthermore, the Company granted Genie a license to use the IDT name for its Retail Energy Provider business. Genie paid the Company a total of approximately $1,174,000 for services provided by the Company pursuant to the Genie TSA during Fiscal 2020. As of July 31, 2020, Genie owed the Company approximately $166,200 for such services. Additionally, Genie provided human resource, legal and administrative services to the Company pursuant to the Genie TSA. The Company paid Genie a total of approximately $160,200 for services provided to the Company by Genie pursuant to the Genie TSA during Fiscal 2020. As of July 31, 2020, the Company owed Genie approximately $23,600 for such services.

On June 1, 2016, the Company spun off its subsidiary, Zedge, Inc. (“Zedge”). Zedge and the Company entered into a Transition Services Agreement (the “Zedge TSA”), effective June 1, 2016. Howard S. Jonas is a director and Vice Chairman and his son, Michael Jonas, is the Chairman of the board of directors, Executive Chairman, and the controlling stockholder of Zedge. Pursuant to the Zedge TSA, the Company provides legal services to Zedge. Zedge paid the Company a total of $107,000 for legal services provided by the Company pursuant to the Zedge TSA during Fiscal 2020. In addition, the Company paid Zedge $81,000 for consulting services provided to the Company by a Zedge employee and $68,000 in commissions paid to a Zedge employee. As of July 31, 2020, the Company owed Zedge $39,000.

On March 26, 2018, the Company spun off its subsidiary, Rafael Holdings, Inc. (“Rafael”). In connection with the spin-off, the Company and Rafael entered into a Transition Services Agreement, dated March 26, 2018 (the “Rafael TSA”), pursuant to which the Company provides certain services to Rafael, for which Howard S. Jonas serves as the Chairman of the board of directors and Chief Executive Officer. Trusts for the benefit of Howard Jonas’ nine children, if aggregated together, own a controlling interest in the Company and in Rafael. The services include, but are not limited to, administrative, tax, and legal. The Company billed Rafael a total of $380,000 under the Rafael TSA during Fiscal 2020 and $30,000 for invoices paid by the Company on Rafael’s behalf. In addition, during Fiscal 2020, Rafael billed IDT $58,000 for real estate advisory services provided to IDT. As of July 31, 2020, Rafael owed the Company $44,000.

The Company is leasing space from a subsidiary of Rafael at 520 Broad Street, Newark, NJ. The Company leases approximately 80,000 square feet of office space plus parking spaces occupied by the Company at 520 Broad Street, Newark, NJ and approximately 3,600 square feet of office space in Jerusalem, Israel. The Company paid Rafael $1.8 million for office rent and parking during Fiscal 2020. As of July 31, 2020, IDT owed Rafael $47,000 for office rent and parking.

IDT Domestic Telecom, Inc., a subsidiary of the Company, leases space at 3220 Arlington Avenue, Bronx, New York. The property is owned by Arlington Suites, LLC, a company jointly owned by Shmuel Jonas and Howard S. Jonas. The parties entered into a lease, which became effective November 1, 2012 and had a one-year term, with a one-year renewal option for IDT Domestic Telecom. Since the expiration of this lease and until May 31, 2020, the parties had continued IDT Domestic Telecom’s occupancy of the space on the same terms. IDT Domestic Telecom utilized 1,140 square feet of office space, at an annual rental rate of $25 per square foot, 1,240 square feet of storage space, at an annual rental rate of $15 per square foot, and five parking spaces, at a monthly rental rate of $230 per space, for a total annual rent of $60,900. On June 1, 2020, IDT Domestic Telecom, Inc. released the larger space and moved into a smaller space of 1240 square feet at an annual rate of $18,600 ($15 per square foot) plus 5 parking spaces at $230 per space per month. IDT Domestic Telecom, Inc. plans to leave the smaller space by the end of calendar 2020. As of July 31, 2020, IDT Domestic Telecom, Inc. owed Arlington Suites, LLC $10,518.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Class A Common Stock and Class B Common Stock by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Class A Common Stock or the Class B Common Stock, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers for Fiscal 2020 (who are listed under Executive Compensation below), and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of the close of business on October 21, 2020 and all shares are owned directly. Percentage ownership information is based on the following amounts of outstanding shares: 1,574,326 shares of Class A Common Stock and 23,901,532 shares of Class B Common Stock. The ownership numbers reported below for Class B Common Stock assume the conversion of all 1,574,326 currently outstanding shares of Class A Common Stock into shares of Class B Common Stock on a one-for-one basis. In computing the number of shares of Class B Common Stock beneficially owned by a person and the percentage ownership of that person, we considered shares of Class B Common Stock subject to options held by that person that are currently exercisable or exercisable within sixty days of October 21, 2020 and Class B Common Stock issuable upon the vesting of deferred stock units within sixty days of October 21, 2020 to be outstanding and to be owned by the applicable person.

Name	Number of Shares of Class A Common Stock	Percentage of Ownership of Class A Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerδ
Howard S. Jonas 520 Broad Street Newark, NJ 07102			3,712,318	(1)	14.9%	3.8%
Liora Jonas Stein 2020 Florida Trust 9477 Westover Club Circle Windermere, FL 34786	196,791	12.5%	494,588		2.1%	8.7%
Michael Jonas 2020 New Jersey Trust 20 Constitution Court East Brunswick, NJ 08816	196,791	12.5%	494,588		2.1%	8.7%
Samuel Jonas 2020 New Jersey Trust 53 Copley Avenue Teaneck, NJ 07666	196,791	12.5%	494,587		2.1%	8.7%
Jonathan Jonas 2020 South Dakota Trust 330 South Poplar Avenue, Suite 103 Pierre, SD 57501	196,791	12.5%	494,587		2.1%	8.7%
Joseph Jonas 2020 Alaska Trust 3000 A Street, Suite 200 Anchorage, AK 99503	196,791	12.5%	494,587		2.1%	8.7%
Rachel Jonas 2020 Nevada Trust 4465 South Jones Boulevard Las Vegas, NV 89103	196,790	12.5%	494,586		2.1%	8.7%
Tamar Jonas 2020 Nevada Trust 1840 East Springs Road, Suite 105 Las Vegas, NV 89119	196,790	12.5%	494,586		2.1%	8.7%
Miriam Jonas 2020 New Jersey Trust 88 Crescent Avenue Passaic, NJ 07055	196,791	12.5%	494,588		2.1%	8.7%
Renaissance Technologies, LLC 800 Third Avenue New York, NY 10022			1,867,897	(2)	7.8%	2.6%

Name	Number of Shares of Class A Common Stock	Percentage of Ownership of Class A Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerδ
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746			1,455,503	(2)	6.1%	2.0%
Shmuel Jonas			255,516	(3)	1.1%	*
Bill Pereira			23,789	(4)	*	*
Marcelo Fischer			21,694	(5)	*	*
Michael Chenkin			33,091		*	*
Eric F. Cosentino			1,808		*	*
Judah Schorr			119,095	(6)	*	*
Liora Stein			1,556	(7)	*	*
All directors, Named Executive Officers and other executive officers as a group (12 persons)			4,268,162	(8)	17.1%	5.9%

*          Less than 1%.

δ          Voting power represents combined voting power of Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options as option holders have no voting rights related to the shares underlying the options.

(1)       Consists of: (a) an aggregate of 7,780 shares of Class B Common Stock held in custodial accounts for the benefit of certain children of Howard S. Jonas (of which Howard S. Jonas is the custodian); (b) 197,641 shares of Class B Common Stock owned by the Jonas Foundation; (c) 2,502,899 shares of Class B Common Stock owned by the Howard S. Jonas 2020 IDT Annuity Trust; (d) 3,998 shares of Class B Common Stock held by Howard S. Jonas in his IDT Corporation 401(k) Plan account as of September 30, 2020; and (e) 1,000,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

Does not include: (a) 1,000 shares of Class B Common Stock owned by the Howard S. and Deborah Jonas Foundation, Inc., as Howard S. Jonas does not beneficially own these shares; (b) an aggregate of 5,347,765 shares of Class B Common Stock beneficially owned by trusts for the benefit of the children of Howard S. Jonas, as Howard S. Jonas does not exercise or share voting or investment control over these shares, (c) 160,000 shares of Class B Common Stock owned by the 2012 Jonas Family, LLC (Howard S. Jonas is a minority equity holder of such entity); and (d) 1,574,326 shares of Class A Common Stock (which are convertible into Class B Common Stock) beneficially owned by trusts for the benefit of the children of Howard S. Jonas, as Howard S. Jonas does not exercise or share voting or investment control over these shares.

(2)       According to the applicable Schedule 13G as filed by the applicable beneficial owner.

(3)       Consists of (a) 170,000 restricted shares of Class B Common Stock that vest in full on January 5, 2022 only if the closing price of the Class B Common Stock on the trading day immediately prior to January 5, 2022 is $13.00 or higher, (b) 83,960 shares of Class B Common Stock owned directly, and (c) 1,556 shares of Class B Common Stock owned by Shmuel Jonas’ wife. Does not include 196,791 shares of Class A Common Stock and 649,106 shares of Class B Common Stock owned by trusts for the benefit of Shmuel Jonas, as Shmuel Jonas does not share investment control of such shares, which are controlled by an independent trustee.

(4)       Consists of (a) 20,193 shares of Class B Common Stock owned directly, and (b) 3,596 shares of Class B Common Stock held by Mr. Pereira in his IDT Corporation 401(k) Plan account as of September 30, 2020.

(5)       Consists of (a) 18,098 shares of Class B Common Stock owned directly, and (b) 3,596 shares of Class B Common Stock held by Mr. Fischer in his IDT Corporation 401(k) Plan account as of September 30, 2020.

(6)       Consists of (a) 111,963 shares of Class B Common Stock owned directly, (b) 7,000 shares of Class B Common Stock held in the Schorr Family Trust, and (c) 132 shares of Class B Common Stock in his IRA account.

(7)       Does not include 196,791 shares of Class A Common Stock and 649,861 shares of Class B Common Stock owned by trusts for the benefit of Liora Stein, as Liora Stein does not share investment control of such shares, which are controlled by an independent trustee.

(8)        Consists of the shares and options set forth above with respect to the Named Executive Officers and directors, and the following shares of Class B Common Stock beneficially owned by other executive officers of the Company: (a) 69,163 shares of Class B Common Stock held by other executive officers and their immediate family; (b) 20,000 restricted shares of Class B Common Stock, all of which vest in full on January 5, 2022 only if the closing price of the Class B Common Stock on the trading day immediately prior to January 5, 2022 is $13.00 or higher; (c) 10,292 shares of Class B Common Stock held by other executive officers’ in their respective IDT Corporation 401(k) Plan accounts as of September 30, 2020; and (d) 1,396 shares of Class B Common Stock purchased through the Company’s Employee Stock Purchase Program held by an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC and the New York Stock Exchange. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2020.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation paid or awarded for performance during Fiscal 2020 and Fiscal 2019 to each of the Chief Executive Officer and the two other highest paid executive officers of the Company during Fiscal 2020, and Howard S. Jonas, the Chairman of the Board (the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Shmuel Jonas	2020	495,000	445,000			—	—		940,000
Chief Executive Officer	2019	495,000	355,000	708,900	(3)	—	—		1,558,900
Bill Pereira	2020	500,000	375,000			—	2,000	(4)	877,000
President and Chief Operating Officer, Board Member	2019	500,000	300,000	183,950	(5)	—	2,000	(4)	985,950
Marcelo Fischer	2020	445,000	200,000			—	2,000	(4)	647,000
Chief Financial Officer(6)	2019	445,000	125,000	183,950	(7)	—	2,000	(4)	755,950
Howard S. Jonas	2020	250,000	—	—		—	2,000	(4)	252,000
Chairman of the Board(8)	2019	250,000	—	—		—	2,000	(4)	252,000

(1)       The Company’s executive compensation structure is designed to attract and retain qualified and motivated personnel and align their interests with those of the Company and its stockholders. The Named Executive Officers are awarded cash bonuses and/or stock awards based on certain accomplishments in respect of the relevant fiscal year. The Company does not target any specific proportion of total compensation in setting annual base salary, bonus compensation and stock awards. Cash bonuses and stock awards include amounts paid in a subsequent fiscal year for services during the fiscal year in question. Executive officers are eligible for bonuses, in cash or equity, as determined by the Compensation Committee. Except as provided for in agreements that the Company may enter into with its executive officers, any bonus compensation to executive officers will be determined by our Compensation Committee based on factors it deems appropriate, including, without limitation, the achievement of specific performance targets and our financial and business performance. The Compensation Committee adopts goals and objectives for the fiscal year to be used as a guide when determining annual bonus payments to executive officers after the end of the fiscal year. Such goals may be Company-wide or targeted at specific segments, business units or corporate departments. The Compensation Committee reviews the performance of the Company relative to those goals and objectives, and the contribution of each executive officer to such performance at the end of the fiscal year and/or otherwise and considers them as some of the factors when determining the amounts of annual and/or other bonuses to be awarded to executive officers.

(2)       The amounts shown in these columns reflect the aggregate grant date fair value of restricted stock awards, deferred stock units and option awards computed in accordance with FASB ASC Topic 718. In valuing such awards, the Company made certain assumptions. For a discussion of those assumptions, please see Note 18 – Stock-Based Compensation to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended July 31, 2020. Holders of restricted shares of Class B Common Stock are entitled to receive any dividends paid on Class B Common Stock. Stock Awards include the value of stock awards made in a subsequent fiscal year for services during the fiscal year in question.

(3)       Consists of the value of a grant of 170,000 restricted shares of Class B Common Stock granted on June 19, 2019 that vest in full on January 5, 2022 only if the closing price of Class B Common Stock on the trading day immediately prior to January 5, 2022 is $13.00 or higher.

(4)       Represents the value of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) Plan.

(5)       Consists of the value of a grant of 25,000 Deferred Stock Units (each a “DSU”). Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting was originally scheduled in approximately equal one-third installments in January 2020, 2021 and 2022. The number of shares of Class B Common Stock that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $3.255 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $13.02 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5% and 175% of the grant date value. As of the grant date and as of October 22, 2020, upon vesting in full, Mr. Pereira was entitled to receive between 12,500 and 50,000 shares of Class B Common Stock from the 25,000 DSUs held by him. Mr. Pereira elected to defer the vesting in December 2019, and the related issuance of shares of Class B Common Stock, of approximately one third of the 25,000 DSUs to the next vesting date in January 2021.

(6)       Mr. Fischer served as Senior Vice President-Finance from October 31, 2011 until June 3, 2019 and has served as Chief Financial Officer since June 3, 2019.

(7)       Consists of the value of a grant of 25,000 Deferred Stock Units, or DSUs. Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting was originally scheduled in approximately equal one-third installments in January 2020, 2021 and 2022. The number of shares of Class B Common Stock that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $3.255 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $13.02 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5% and 175% of the grant date value. As of the grant date, upon vesting in full, Mr. Fischer was entitled to receive between 12,500 and 50,000 shares of Class B Common Stock. Of the 8,334 DSUs that were eligible to vest in January 2020, Mr. Fischer elected to vest 4,167 DSUs and defer 4,167 DSUs to the next vesting date in January 2021. Mr. Fischer received one share of Class B Common Stock for each DSU that he elected to vest (100%) because the market price for the Class B common stock on the vesting date was $7.12, which exceeded the grant date fair market value of $6.51 and was less than the next threshold of $7.32, which would have vested 112.5% of the DSUs instead of 100%. As of October 22, 2020, upon vesting in full, Mr. Fischer was entitled to receive between 10,416 and 41,666 shares of Class B Common Stock from the 20,833 DSUs held by him.

(8)       On April 6, 2020, the Board of Directors of the Company adopted the Company’s Sixth Amended and Restated By-Laws, effective as of April 6, 2020, with the effect of changing the position of Chairman of the Board from an officer position to a Board position. Since April 6, 2020, Howard S. Jonas has been a non-executive officer of the Company.

Employment Agreements

Shmuel Jonas:    Shmuel Jonas is not party to an employment agreement with the Company or any of its subsidiaries.

Bill Pereira:    On January 12, 2015, Mr. Pereira and IDT Telecom entered into an Amended and Restated Employment Agreement (the “Revised Pereira Agreement”), pursuant to which Mr. Pereira received an annual base salary of $500,000 from January 1, 2015 to December 31, 2017 (the term of the Revised Pereira Agreement). In addition, Mr. Pereira was entitled to participate in any established bonus program for senior executive management as approved by the Compensation Committee. Mr. Pereira also received, on January 12, 2015, a grant of 25,000 restricted shares of Class B Common Stock, which was granted pursuant to the 2015 Plan, and vested in three equal annual installments commencing on January 5, 2016. Among other things, the Revised Pereira Agreement provided that Mr. Pereira would serve as Chief Executive Officer of IDT Telecom. The Revised Pereira Agreement was automatically extendable for additional one-year periods unless IDT Telecom or Mr. Pereira notified the other within sixty days of the end of the term that the agreement would not be extended.

On December 5, 2017, the Company entered into an agreement with Mr. Pereira (the “Second Pereira Agreement”). Under the Second Pereira Agreement, effective December 31, 2017, the Revised Pereira Agreement was terminated, and changed Mr. Pereira’s role from Chief Executive Officer of IDT Telecom to President and Chief Operating Officer of the Company. Mr. Pereira is paid a base salary of $500,000 per year, and has a target annual bonus of $300,000, based on performance and as approved by the Chief Executive Officer and the Compensation Committee. Mr. Pereira is also entitled to participate in any of the Company’s broad-based equity grants to its employees. Should Mr. Pereira’s employment be terminated without Cause or should he resign for Good Reason (as such terms are defined in the Second Pereira Agreement), the Company will be obligated to pay him severance of $800,000. The Second Pereira Agreement continues until it is terminated by either the Company or Mr. Pereira.

Marcelo Fischer:    On November 13, 2008, Marcelo Fischer and the Company entered into a Confidential Release and Retention Agreement, which is described below under “Potential Payments Upon Termination or Change-in-Control.”

Howard S. Jonas:    On October 28, 2011, the Company and Howard S. Jonas entered into the Second Amended and Restated Employment Agreement (the “Second Revised Jonas Agreement”) with a term from October 28, 2011 to December 31, 2013. Pursuant to the Second Revised Jonas Agreement, Howard S. Jonas was entitled to receive an annual cash base salary of $50,000 and 883,333 restricted shares of Common Stock (which were later converted to shares of Class B Common Stock) and 1,176,427 restricted shares of Class B Common Stock in lieu of a cash base salary from January 1, 2009 through December 31, 2013.

On November 29, 2013, the Company announced that Howard S. Jonas would step down as Chief Executive Officer of the Company on December 31, 2013 but would remain Chairman of the Board. On December 20, 2013, the Company and Howard S. Jonas entered into the Third Amended and Restated Employment Agreement (the “Third Revised Jonas Agreement”) with a term from January 1, 2014 to December 31, 2016. Pursuant to the Third Revised Jonas Agreement, Howard S. Jonas (i) served as Chairman of the Board of Directors of the Company, (ii) received an annual cash base salary of $250,000 and (iii) received a grant of 63,320 restricted shares of Class B Common Stock that vested in equal amounts on January 5th of 2014, 2015 and 2016.

On December 14, 2016, the Company and Howard S. Jonas entered into the Fourth Amended and Restated Employment Agreement (the “Fourth Revised Jonas Agreement”) with an initial term from January 1, 2017 to December 31, 2019, which was automatically extended to December 31, 2021 in accordance with its terms. Pursuant to the Fourth Revised Jonas Agreement, Howard S. Jonas (i) will serve as Chairman of the Board of Directors of the Company, (ii) will receive an annual cash base salary of $250,000 and (iii) received a grant of 69,624 restricted shares of Class B Common Stock that vested in equal amounts on January 5th of 2017, 2018 and 2019.

In addition, including pursuant to their employment agreements, executives are eligible to receive bonuses based upon performance, including the specific financial and other goals set by the Compensation Committee of the Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all equity awards made to each of the Named Executive Officers that were outstanding at the end of Fiscal 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Shmuel Jonas					170,000	(2)	1,106,700
Bill Pereira					25,000	(3)	162,750
Marcelo Fischer					20,833	(4)	135,623
Howard S. Jonas	1,000,000	—	14.93	05/01/2022

(1)       Market value is computed by multiplying the closing market price of the Class B Common Stock on July 31, 2020, the last day that the stock was traded in Fiscal 2020 ($6.51), by the number of restricted shares of Class B Common Stock or DSUs that had not vested as of July 31, 2020. Such computation does not take into consideration the impact of certain vesting conditions. Please see Note 18 – Stock-Based Compensation to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended July 31, 2020.

(2)       Restricted shares of Class B Common Stock that vest in full on January 5, 2022 only if the closing price of the Class B Common Stock on the trading day immediately prior to January 5, 2022 is $13.00 or higher.

(3)       Consists of Deferred Stock Units, or DSUs. Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting is 16,667 in January 2021 and 8,333 in January 2022. The number of shares that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $3.255 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $13.02 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5% and 175% of the grant date value. Upon vesting in full, the holder will be entitled to receive between 12,500 and 50,000 shares of Class B Common Stock.

(4)       Consists of DSUs. Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting is 12,500 in January 2021 and 8,333 in January 2022. The number of shares that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $3.255 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $13.02 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5% and 175% of the grant date value. Upon vesting in full, the holder will be entitled to receive between 10,416 and 41,666 shares of Class B Common Stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Bill Pereira:    Under the terms of the Second Pereira Agreement, in the event of Mr. Pereira’s death or disability, the Company shall pay Mr. Pereira or his estate a death/disability benefit equal to $800,000, one-half to be paid within ten (10) days of termination, and one-half to be paid monthly in equal installments over the six month period following the date of the initial payment. If Mr. Pereira is terminated without “cause,” if he voluntarily terminates his employment with “good reason,” each as defined in the Second Pereira Agreement, (i) he is entitled to a payment equal to the greater of $800,000; one-half paid upon ten days after the effective date of a release agreement and one-half paid monthly over the following six month period and (ii) all awards granted under the Company’s incentive plan shall vest (and the restrictions thereon lapse). A “change in control” is deemed to be “good reason” under the Second Pereira Agreement. Mr. Pereira has agreed not to compete with the Company for a period of one year following the termination of his agreement.

Marcelo Fischer:    On November 13, 2008, Mr. Fischer and the Company entered into a Confidential Release and Retention Agreement (the “Fischer Agreement”), pursuant to which the Company shall pay Mr. Fischer (or his estate) a severance payment of $550,000 in the event he is terminated without “cause,” as defined in the Fischer Agreement, or in the event of Mr. Fischer’s death or disability. Mr. Fischer has agreed not to compete with the Company for a period of one year following the termination of his employment.

Howard S. Jonas:    Under the terms of the Fourth Revised Jonas Agreement, in the event of Howard S. Jonas’ death or disability, or in the event the Company terminates Howard S. Jonas’ employment without “cause” or Howard S. Jonas voluntarily terminates his employment with “good reason,” which includes a “change in control,” any unvested restricted stock or other equity grant granted in connection with Howard S. Jonas’ service to the Company shall vest. In the event of Howard S. Jonas’ death or disability, or in the event the Company terminates Howard S. Jonas’ employment without “cause” or Howard S. Jonas voluntarily terminates his employment with “good reason,” which includes a “change in control,” the Company shall pay Howard S. Jonas’ estate a lump sum payment equal to twelve (12) months of Howard S. Jonas’ annual base salary (at the rate in effect on the date of his death). Howard S. Jonas has agreed not to compete with the Company for a period of one year following the termination of his agreement (other than termination of his employment for “good reason” or by the Company other than for “cause”). In the event that Howard S. Jonas is terminated for “cause,” the restrictions shall lapse on the pro-rata portion of the unvested restricted stock for the time served between January of that year and the date of termination.

All Named Executive Officers:    The Named Executive Officers have all been granted stock options, DSUs and/or restricted stock pursuant to the 2005 Plan and/or the 2015 Plan. Under the 2005 Plan and the 2015 Plan, in the event of “change in control” (other than a “change in control” which is also a “corporate transaction”), each as defined in the 2005 Plan and the 2015 Plan, (i) each option award which is outstanding at the time of the change in control automatically becomes fully vested and exercisable, and (ii) each share of restricted stock and DSU is released from any restrictions on transfer and repurchase or forfeiture rights. All severance payments are contingent on Named Executive Officers executing the Company’s standard release agreement.

The Named Executive Officers are subject to the Company’s Severance Pay and Plan Document (the “Severance Plan”), which was amended and restated on February 19, 2019. Under the Severance Plan, U.S. employees who are terminated without cause are entitled, in specific instances as set forth in the Severance Plan, to severance payments as follows: employees shall receive four weeks of severance pay for each completed year of service up to August 1, 2009 and two weeks for each completed period of service on or after August 1, 2009. Such severance payments are equal to 100% of the employee’s base pay for weeks one through twenty, 80% of the employee’s base pay for weeks twenty-one through twenty-six, and 60% of the employee’s base pay for weeks twenty-seven through forty. Severance payments are capped at 40 weeks. If a Named Executive Officer is entitled to a greater severance payment pursuant to an agreement, the greater severance payment shall control.

The following table sets forth quantitative information with respect to potential payments to be made to each of the Named Executive Officers upon termination in various circumstances and/or a change in control of the Company (each an “Event”). The following table assumes the Event took place on July 31, 2020 for each of the Named Executive Officers and uses the closing price of Class B Common Stock on July 31, 2020, the last trading day in Fiscal 2020 ($6.51). The potential payments are based on agreements entered into by Named Executive Officers with the Company, discussed above, the 2005 Plan, the 2015 Plan and the Severance Plan.

Name	Event of Death or Disability ($)		Change In Control ($)		Termination For Cause ($)	Voluntary Termination for Good Reason ($)		Termination Without Cause ($)
Shmuel Jonas
Restricted Shares / DSUs	—		1,106,700	(1)	—	—		—
Severance	—		—		—	—		247,500	(2)
Bill Pereira
Restricted Shares / DSUs	—		162,750	(3)	—	162,750	(3)	162,750	(3)
Severance	800,000	(4)	800,000	(4)	—	800,000	(4)	800,000	(4)
Marcelo Fischer
Restricted Shares / DSUs	—		135,623	(5)	—	—		—
Severance	550,000	(6)	—		—	—		550,000	(6)
Howard S. Jonas
Restricted Shares / DSUs	—		—		—	—		—
Severance	250,000	(7)	250,000	(7)	—	250,000	(7)	250,000	(7)

(1)       Represents the accelerated vesting of 170,000 restricted shares of Class B Common Stock. Market value is computed by multiplying the closing market price of the Class B Common Stock on July 31, 2020, the last day that the stock was traded in Fiscal 2020 ($6.51), by the number of restricted shares of Class B Common Stock that had not vested as of July 31, 2020. Such computation does not take into consideration the impact of certain vesting conditions. Please see Note 18 – Stock-Based Compensation to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended July 31, 2020.

(2)       Payable pursuant to the Severance Plan.

(3)       Represents the accelerated vesting of 25,000 DSUs. Market value is computed by multiplying the closing market price of the Class B Common Stock on July 31, 2020, the last day that the stock was traded in Fiscal 2020 ($6.51), by the number of DSUs that had not vested as of July 31, 2020. Such computation does not take into consideration the impact of certain vesting conditions. Please see Note 18 – Stock-Based Compensation to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended July 31, 2020.

(4)       Payable pursuant to the Second Pereira Agreement.

(5)       Represents the accelerated vesting of 20,833 DSUs. Market value is computed by multiplying the closing market price of the Class B Common Stock on July 31, 2020, the last day that the stock was traded in Fiscal 2020 ($6.51), by the number of DSUs that had not vested as of July 31, 2020. Such computation does not take into consideration the impact of certain vesting conditions. Please see Note 18 – Stock-Based Compensation to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended July 31, 2020.

(6)       Payable pursuant to the Fischer Agreement.

(7)       Payable pursuant to the Fourth Revised Jonas Agreement. Howard S. Jonas’ base salary was $250,000 as of July 31, 2020.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Third Restated Certificate of Incorporation, the number of members of the Board of Directors is to be between three and seventeen, with the actual number to be set, within that range, by the Board of Directors from time to time. The Board of Directors has set the number of directors on the Board of Directors at five. There are currently five directors on the Board of Directors. The current terms of all serving directors expire at the Annual Meeting. The current directors, except for Howard S. Jonas, are standing for re-election at the Annual Meeting. On October 28, 2020, the Board of Directors named Howard S. Jonas an ex-officio (non-voting) member of the Board of Directors contingent upon all five director nominees being elected to the Board at the Annual Meeting.

The nominees to the Board of Directors are Michael Chenkin, Eric F. Cosentino, Bill Pereira, Judah Schorr and Liora Stein,, each of whom is a current director other than Liora Stein, has consented to be named in this proxy statement and to serve if elected. Brief biographical information about the nominees for directors and Howard S. Jonas is furnished below.

Each of these director nominees is standing for election for a term of one year until the 2021 annual meeting of stockholders, or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. A majority of the votes cast for or against a director nominee at the Annual Meeting shall elect each director. Stockholders may not vote for more than five persons, which is the number of nominees identified herein. The following pages contain biographical information and other information about the director nominees and Howard S. Jonas. Following each nominee’s and Howard S. Jonas’ biographical information we have provided information concerning particular experience, qualifications, attributes and/or skills, including as to personal factors of nominees and the diverse perspectives that nominees may bring to their service on the Board, that the Nominating Committee and the Board of Directors considered when determining that each nominee should serve as a director.

Michael Chenkin has been a director of the Company since October 16, 2013. Mr. Chenkin is a Certified Public Accountant and worked in the Audit Department of Coopers and Lybrand from 1974 to 1993 and as a consultant to the securities industry from 1993 to 2008 with an emphasis on business implementation, internal controls, compliance and regulatory matters for large financial institutions. Mr. Chenkin received a Bachelor of Science degree from Cornell University and a Master of Business Administration from Columbia University.

Key Attributes, Experience and Skills:

Mr. Chenkin’s diverse business experiences as a Certified Public Accountant — working as an auditor for a large multi-national accounting firm for close to 20 years — and consulting for large financial institutions for 15 years, offer valuable insights to the Board of Directors, particularly given the enhanced accounting rules and regulations affecting public companies. Mr. Chenkin’s strong accounting background, as well as his M.B.A. from Columbia University, provide financial and audit-related expertise to the Board of Directors.

Eric F. Cosentino has been a director of the Company since February 2007. Rev. Cosentino was a director of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016, from September 2008 until May 2016. Rev. Cosentino has been a member of the National Association of Corporate Directors (NACD) since March 2009. Rev. Cosentino has been an NACD Governance Fellow since 2014, when he completed NACD’s comprehensive program study for corporate directors. He supplements his skill sets through ongoing engagement with the director community and access to leading practices. Rev. Cosentino served on the Board of Directors of a Company subsidiary, IDT Entertainment, until it was sold to Liberty Media in 2006. Rev. Cosentino was the Rector of the Episcopal Church of the Divine Love in Montrose, New York, from 1987 until his retirement in 2014. He began his ordained ministry in 1984 as curate (assistant) at St. Elizabeth’s Episcopal Church in Ridgewood, Bergen County,

New Jersey. He has also served on the Board of Directors of the Evangelical Fellowship Anglican Communion of New York. Rev. Cosentino has published articles and book reviews for The Episcopal New Yorker, Care & Community, and Evangelical Journal. Rev. Cosentino received a B.A. from Queens College and a M.Div. from General Theological Seminary, New York.

Key Attributes, Experience and Skills:

Rev. Cosentino has strong leadership skills, having served as the Rector of the Episcopal Church of the Divine Love in Montrose, New York, from 1987 until 2014. As Chairman of the Company’s Corporate Governance Committee, Rev. Cosentino has become well-versed in corporate governance issues by attending seminars and joining the National Association of Corporate Directors in March 2009. Rev. Cosentino’s long tenure as a director of the Company, as well as prior tenures with former Company subsidiaries Zedge and IDT Entertainment, brings extensive knowledge of our Company to the Board.

Bill Pereira has served as a member of the Company’s Board of Directors since October 31, 2011 and as President and Chief Operating Officer since January 1, 2018. Mr. Pereira served as the Chief Executive Officer and President of IDT Telecom from October 31, 2011 to December 31, 2017. Mr. Pereira served as Chief Financial Officer of the Company from January 2009 until October 2011, and served as the Treasurer from January 2009 to December 2010. Previously, he served as Executive Vice President of Finance for the Company from January 2008 to January 2009. Mr. Pereira initially joined the Company in December 2001 when the Company bought Horizon Global Trading, a financial software firm where he was a managing partner. In February 2002, Mr. Pereira joined Winstar Communications, a subsidiary of the Company, as a Senior Vice President of Finance. Mr. Pereira was promoted to CFO of Winstar Communications, a position he held until 2006 when he was named a Senior Vice President of the Company responsible for financial reporting, budgeting and planning. Prior to joining the Company, Mr. Pereira worked for a number of companies in the financial sector, including Prudential Financial, SBC Warburg and UBS. Mr. Pereira received a B.S. from Rutgers University and an M.B.A. from the New York University Stern School of Business.

Key Attributes, Experience and Skills:

Mr. Pereira’s history with the Company, particularly his nearly three-year tenure as Chief Financial Officer of the Company, brings extensive knowledge of the Company’s business divisions. Mr. Pereira’s financial background, coupled with his first-hand knowledge of the Company’s financial reporting and internal audit process, provides financial expertise to the Board. Mr. Pereira’s successful leadership of the Company’s turn-around plan provides valuable insight to the Board.

Judah Schorr has been a director of the Company since December 2006. Dr. Schorr founded Judah Schorr MD PC in 1994, an anesthesia provider to hospitals, ambulatory surgery centers and medical offices, and has been its President and owner since its inception, as well as the President of its subsidiary, Tutto Anesthesia. Dr. Schorr is an attending physician at Anesthesia Services at Bergen Regional Medical Center, the largest hospital in the state of New Jersey, and the Managing Partner of Chavrusa Realty Corp., a commercial real-estate company in Long Island, New York. Dr. Schorr received his B.S. in Psychology from Brooklyn College and his M.D. from the University of Trieste Faculty of Medicine and Surgery in Italy.

Key Attributes, Experience and Skills:

Through Dr. Schorr’s career as an entrepreneur driving the growth of Judah Schorr MD PC and Chavrusa Realty Corp., he has obtained valuable business and management experience and brings important perspectives on the issues facing the Company. Dr. Schorr’s tenure as a member of the Board and its Compensation, Corporate Governance and Audit Committees brings useful compliance insights to the Board.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

Liora Stein has been nominated to serve as a director of the Company. She is the beneficiary of trusts that have significant holdings of the Company’s common stock and has provided input to the Chairman of the Board and management on Company strategic initiatives from that perspective. She is active in philanthropic and charitable activities, including serving since 2016 as a trustee of American Friends of Nishmat, the fundraising arm of a leading seminary in Israel which specializes in training women to attain religious leadership roles. Ms. Stein is the founder and President of the Kingsbridge Food Pantry where she is responsible for development, budgeting, food sourcing and distribution. As an advisor to the Riverdale Fund for the Needy, she assists with budgeting and allocation. Ms. Stein earned her Bachelor’s Degree from Yeshiva University in 2011, where she focused on Religion, Literature and Art.

Key Attributes, Experience and Skills:

Ms. Stein brings a different perspective to the Board than the other current members. She is active in promoting women to leadership roles and is committed to that goal. Her age and gender will provide the Board with a different perspective than is presented by the other directors. She has experience working with youth and is in tune with that key demographic. The Company believes that obtaining input from more diverse perspectives will enhance the Board’s oversight of management and provide input on addressing different markets.

Howard S. Jonas founded IDT in August 1990, and has served as Chairman of the Board of Directors since its inception. Mr. Jonas served as Chief Executive Officer of the Company from October 2009 through December 2013 and from December 1991 until July 2001. Mr. Jonas is also the founder and has been President of Jonas Media Group (formerly Jonas Publishing) since its inception in 1979. From January 2014 until November 2017, Mr. Jonas served as the Chief Executive Officer of Genie Energy Ltd, a former subsidiary of the Company that was spun off to stockholders in October 2011, and has served as Chairman of the board of directors of Genie Energy since the spin-off. From June 2016 to November 2016, Mr. Jonas served as the Chairman of the Board of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016. Mr. Jonas has served as the Vice Chairman of Zedge, Inc. since November 2016. Mr. Jonas has served as the Chief Executive Officer of Rafael Holdings, Inc, a former subsidiary of the Company since it was spun off to stockholders in March 2018, and has served as Chairman of the Board of Directors of since the spin-off. Mr. Jonas also serves as the Chairman of the Board, and until April 2020 the Chief Executive Officer, of IDW Media Holdings, Inc., a former subsidiary of the Company that was spun off to stockholders in September 2009. Mr. Jonas has been a director of Rafael Pharmaceuticals, Inc. (f/k/a Cornerstone Pharmaceuticals) since April 2013 and was appointed Chairman of the Board in April 2016. Mr. Jonas received a B.A. in Economics from Harvard University.

Key Attributes, Experience and Skills:

As founder of the Company and Chairman of the Board since its inception, Howard S. Jonas brings tremendous knowledge of all aspects of our Company and each industry in which it is involved to the Board. Howard S. Jonas’ service as Chairman of the Board creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the businesses of the Company. In addition, having Howard S. Jonas on the Board provides our Company with effective leadership.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors, Director Nominees and Executive Officers

The executive officers, directors, director nominees and Named Executive Officers of the Company are as follows:

Name	Age	Position
Shmuel Jonas	39	Chief Executive Officer and Named Executive Officer
Bill Pereira	55	President, Chief Operating Officer, Director, Director Nominee and Named Executive Officer
Marcelo Fischer	53	Chief Financial Officer and Named Executive Officer
Joyce J. Mason	61	Executive Vice President, General Counsel and Corporate Secretary
Mitch Silberman	52	Chief Accounting Officer and Controller
Menachem Ash	48	Executive Vice President of Strategy and Legal Affairs
Nadine Shea	49	Executive Vice President of Global Human Resources
David Wartell	41	Chief Technology Officer
Michael Chenkin	69	Director and Director Nominee
Eric F. Cosentino	63	Director and Director Nominee
Judah Schorr	68	Director and Director Nominee
Liora Stein	31	Director Nominee
Howard S. Jonas	64	Director, Chairman of the Board, Named Executive Officer and potential Ex-Officio (Non-Voting) Director

Set forth below is biographical information with respect to the Company’s current executive officers and Named Executive Officers, except Howard S. Jonas and Bill Pereira, whose information is set forth above in Proposal No. 1:

Shmuel Jonas has served as Chief Executive Officer of the Company since January 2014. Mr. Jonas served as Chief Operating Officer of the Company from June 2010 through December 2013. Mr. Jonas joined the Company in June 2008 and served as a Vice President until June 2009 when he was elected to serve as the Company’s Vice President of Operations. Since 2004, Mr. Jonas has been the managing member of Arlington Suites, a thirty million dollar mixed-use ground up development project in Bronx, New York. In addition, Mr. Jonas was a director of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016, from October 2010 until May 2016. From 2006 through 2008, Mr. Jonas was a partner in a 160-unit garden apartment complex in Memphis, Tennessee. Between 2004 and 2005, Mr. Jonas owned and operated various businesses in the food industry, including BID Distribution, a distributor and marketer of frozen desserts to grocery stores and food service operations.

Marcelo Fischer has served as the Company’s Chief Financial Officer since June 3, 2019 and as Chief Financial Officer of IDT Telecom since June 2007. Mr. Fischer served as Senior Vice President — Finance (the Company’s principal financial officer position) from October 2011 to June 2019. Mr. Fischer also served as the Company’s Senior Vice President of Finance from March 2007 to June 2007. Mr. Fischer served as the Company’s Chief Financial Officer and Treasurer from June 2006 to March 2007, as the Company’s Controller from May 2001 until June 2006 and as Chief Accounting Officer from December 2001 until June 2006. Prior to joining the Company, Mr. Fischer was the Corporate Controller of Viatel, Inc. from 1999 until 2001. From 1998 through 1999, Mr. Fischer was the Controller of the Consumer International Division of Revlon, Inc. From 1991 through 1998, Mr. Fischer held various accounting and finance positions at Colgate-Palmolive Corporation. Mr. Fischer, a Certified Public Accountant, received a B.A. from the University of Maryland and an M.B.A. from the New York University Stern School of Business.

Joyce J. Mason has served as an Executive Vice President of the Company since December 1998 and as General Counsel and Corporate Secretary of the Company from its inception. Ms. Mason also served as a director of the Company from its inception until December 2006. In addition, Ms. Mason was a director of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016, from

September 2008 until May 2016, and she also served as a director of IDT Telecom from December 1999 until May 2001 and as a director of Net2Phone from October 2001 until October 2004. Ms. Mason has served as the Corporate Secretary of Rafael Holdings, Inc., a former subsidiary of the Company that was spun off to stockholders in March 2018, from its inception in July 2017. Prior to joining the Company, Ms. Mason had been in private legal practice. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School.

Mitch Silberman has served as the Company’s Chief Accounting Officer and Controller since June 2006. Mr. Silberman joined the Company in October 2002 as Director of Financial Reporting until his promotion to Assistant Controller in October 2003. Prior to joining the Company, Mr. Silberman was a senior manager at KPMG LLP, where he served in the firm’s Biotechnology and Pharmaceutical practice. Prior to KPMG, Mr. Silberman worked for Grant Thornton LLP, serving in the firm’s Telecommunications, Service and Technology practice. Mr. Silberman, a Certified Public Accountant, received a Bachelor of Science in Accounting from Brooklyn College.

Menachem Ash has served as the Company’s Executive Vice President of Strategy and Legal Affairs since October 2012. Mr. Ash served as the managing attorney of the Company’s legal department from June 2011 to October 2012. Mr. Ash has served as senior counsel to several IDT divisions since he joined the Company in July 2004, including IDT Telecom and IDT Carmel. Mr. Ash has served as President of Rafael Holdings, Inc., a former subsidiary of the Company that was spun off to stockholders in March 2018, from its inception in July 2017. Prior to joining the Company, Mr. Ash served as General Counsel to Telstar International, Inc., a telecommunications services provider. Mr. Ash also worked at KPMG as a senior associate in its tax group focusing on financial services and technology companies. He is a graduate of Brooklyn College and the Benjamin N. Cardozo School of Law.

Nadine Shea has served as the Company’s Executive Vice President of Global Human Resources since September 2019. Ms. Shea joined the Company in May 2000 as Associate General Counsel and held various senior counsel roles at the Company. Prior to joining the Company, Ms. Shea worked in private legal practice. Ms. Shea received a B. A. in Criminal Justice from the University of Maryland and a J.D. from New York Law School.

David Wartell has been the Chief Technology Officer of the Company since March 2018 and the Executive Vice President — Technology of IDT Telecom since June 2017. Mr. Wartell brings 20 years of operational experience in enterprise and cloud technology to the Company. Prior to joining the Company, he was Executive Vice President of Idera Inc., one of the largest private B2B software vendors in the world, with products evangelized by millions of community members, and more than 50,000 customers. Previously he was founder and CEO of R1soft.com, a leading provider of cloud backup and disaster recovery software. Earlier in his career, he ran operations for some of the largest cloud service providers in the world. Mr. Wartell received a B.S. in Computer Engineering from Michigan State University.

Relationships among Directors or Executive Officers

Howard S. Jonas and Joyce J. Mason are brother and sister. Howard S. Jonas and Shmuel Jonas are father and son. Joyce J. Mason and Shmuel Jonas are aunt and nephew. Howard S. Jonas and Liora Stein are father and daughter. Joyce J. Mason and Liora Stein are aunt and niece. Shmuel Jonas and Liora Stein are brother and sister. There are no other familial relationships among any of the directors, director nominees or executive officers of the Company.

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021

Grant Thornton LLP is the Company’s independent registered public accounting firm and has served the Company as its independent registered public accounting firm since January 28, 2020. Grant Thornton LLP was the Company’s independent registered public accounting firm for Fiscal 2020. Prior to January 28, 2020, BDO USA, LLP served the Company as its independent registered public accounting firm since February 1, 2017. The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for Fiscal 2021.

The Company is not asking stockholders to ratify at the Annual Meeting the appointment of Grant Thornton LLP or any other firm as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2021.

We expect that representatives for Grant Thornton LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

BDO USA, LLP served as the Company’s independent registered public accounting firm from February 1, 2017 to January 28, 2020. On January 28, 2020, the Audit Committee of the Board of Directors dismissed BDO USA, LLP and appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the remainder of Fiscal 2020.

BDO USA, LLP’s report on the Company’s consolidated financial statements as of July 31, 2019 and July 31, 2018 and for the fiscal years ended July 31, 2019 and July 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended July 31, 2019 and July 31, 2018 and the subsequent interim period through January 28, 2020, there were no disagreements between the Company and BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO USA, LLP, would have caused BDO USA, LLP to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements for such periods.

During the fiscal years ended July 31, 2019 and July 31, 2018 and the subsequent interim period through January 28, 2020, there were no “reportable events”, as defined in Regulation S-K Item 304(a)(1)(v), except to note, for the year ended July 31, 2019, that management identified a material weakness in the Company’s internal control over financial reporting related to its controls over management review associated with non-income related taxes.

The Company provided BDO USA, LLP with a copy of the above disclosures and requested that BDO USA, LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of BDO USA, LLP’s letter, dated January 29, 2020, is attached as Exhibit 16.1 to the Company’s Form 8-K filed with the SEC on January 30, 2020.

During Fiscal 2018 and Fiscal 2019 and through January 28, 2020, the date of Grant Thornton LLP’s appointment by the Audit Committee, the Company did not consult with Grant Thornton LLP regarding either (1) the application of accounting principles to any specific completed or proposed transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements or (3) any matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered by Grant Thornton LLP for the period from January 28, 2020 to July 31, 2020.

Fiscal Year Ended July 31	2020
Audit Fees(1)	$926,732
Audit Related Fees(2)	—
Tax Fees	39,707
All Other Fees	—
Total	$966,439

(1)       Audit Fees consist of fees for the audit of the Company’s financial statements included in the Company’s Form 10-K and reviews of financial statements included in the Company’s Form 10-Qs, for the audits of the effectiveness of the Company’s internal controls over financial reporting and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements.

(2)       There were no Audit Related Fees for Fiscal 2020.

(3)       Tax Fees consist of fees for tax compliance and tax preparation related to three of the Company’s subsidiaries in Fiscal 2020.

(4)       There were no All Other Fees for Fiscal 2020.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Grant Thornton, LLP.

The following table presents fees billed for professional services rendered by BDO USA, LLC from August 1, 2019 to January 28, 2020 and for the fiscal year ended July 31, 2019.

Fiscal Years Ended July 31	2020	2019
Audit Fees(1)	$65,000	$1,142,780
Audit Related Fees(2)	—	—
Tax Fees(3)	—	34,204
All Other Fees(4)	—	—
Total	$65,000	$1,176,984

(1)       Audit Fees consist of fees for the audit of the Company’s financial statements included in the Company’s Form 10-K and reviews of financial statements included in the Company’s Form 10-Qs, for the audits of the effectiveness of the Company’s internal controls over financial reporting and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements.

(2)       There were no Audit Related Fees for Fiscal 2020 or Fiscal 2019.

(3)       Tax Fees consist of fees for tax compliance and tax preparation related to two of the Company’s subsidiaries in Fiscal 2019.

(4)       There were no All Other Fees for Fiscal 2019 or Fiscal 2020.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of BDO USA, LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in Fiscal 2020 and Fiscal 2019.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the Public Company Accounting Oversight Board’s (“PCAOB”) and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, internal controls, and audit functions. The Audit Committee’s purpose is more fully described in its charter, which can be found on the Company’s website at https://www.idt.net/investors-and-media-reports#board-of-directors. The Audit Committee reviews its charter on an annual basis. The Board of Directors annually reviews the NYSE listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Michael Chenkin qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to reasonably assure compliance with accounting standards, applicable laws, and regulations. The Company has a full-time Internal Audit department that reports to the Audit Committee and to the Company’s management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls related to, for example, the reliability and integrity of the Company’s financial information and the safeguarding of the Company’s assets.

The Company’s independent registered public accounting firm for Fiscal 2020, Grant Thornton LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm, and evaluates its independence. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by the Company’s management.

Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of the Company’s management and the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to the Company’s management and to the auditors on the basis of the information it receives, discussions with the Company’s management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee’s agenda for the year includes reviewing the Company’s financial statements, internal control over financial reporting, and audit and other matters. The Audit Committee meets each quarter with Grant Thornton LLP and the Company’s management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings releases. The Company’s management’s and the independent audit firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between the Company’s management and the independent audit firm. The Audit Committee reviews and discusses with the Company’s management the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission by the Company’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal auditors and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent audit firm can be retained to perform non-audit services. The Company’s independent audit firm has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent audit firm and the Company’s management that firm’s independence.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Grant Thornton LLP. Pre-approval includes audit services, audit-related services, tax services and other services.

The Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the Fiscal Year ended July 31, 2020, as well as the effectiveness of the Company’s internal controls over financial reporting as of July 31, 2020. The Committee has also reviewed and discussed with Grant Thornton LLP the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.”

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2020, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Michael Chenkin, Chairman
Eric F. Cosentino
Judah Schorr

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Act, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report, as well as any charters op policies referenced within this Proxy Statement, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

OTHER INFORMATION

Submission of Proposals for the 2021 Annual Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2021 annual meeting of stockholders must submit such proposals in writing to the Corporate Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposals must be received at such address no later than July 5, 2021. In addition, any stockholder proposal submitted with respect to the Company’s 2021 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and relevant interpretations thereof and other guidance related thereto will not be included in the relevant proxy materials and will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s General Counsel and Corporate Secretary after September 22, 2021.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s Annual Report on Form 10-K for fiscal 2020 may be obtained by contacting Bill Ulrey, Vice President — Investor Relations and External Affairs, by phone at (973) 438-3838, by mail addressed to Bill Ulrey, Vice President — Investor Relations and External Affairs, at 520 Broad Street, Newark, NJ 07102, or may be requested through the Request Info section of our website: http://ir.idt.net/Request_Info.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS
October 30, 2020

Joyce J. Mason Executive Vice President, General Counsel and Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF
IDT CORPORATION

December 16, 2020

Important Notice Regarding the Availability of Proxy Materials for the IDT Corporation
Stockholders Meeting to be Held on December 16, 2020:
The Notice of Annual Meeting and Proxy Statement and the 2020 Annual Report are available at:

www.idt.net/ir
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” THE LISTED NOMINEES

		FOR	AGAINST	ABSTAIN
1.	Election of Directors: NOMINEES:
	Michael Chenkin	☐	☐	☐
	Eric F. Cosentino	☐	☐	☐
	Bill Pereira	☐	☐	☐
	Judah Schorr	☐	☐	☐
	Liora Stein	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Electronic Distribution

If you would like to receive future IDT CORPORATION proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via e-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
IDT CORPORATION
520 Broad Street, Newark, New Jersey 07102
(973) 438-1000
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 16, 2020

The undersigned appoints Howard S. Jonas and Joyce J. Mason, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of IDT Corporation to be held at the Offices of IDT Corporation, 520 Broad Street, Newark, New Jersey 07102 on December 16, 2020 at 10:30 a.m., and any adjournment or postponement of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF
IDT CORPORATION

December 16, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting.

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	COMPANY NUMBER _____________________

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

ACCOUNT NUMBER _____________________

â Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” THE LISTED NOMINEES

		FOR	AGAINST	ABSTAIN
1.	Election of Directors: NOMINEES:
	Michael Chenkin	☐	☐	☐
	Eric F. Cosentino	☐	☐	☐
	Bill Pereira	☐	☐	☐
	Judah Schorr	☐	☐	☐
	Liora Stein	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.